EXHIBIT 23.05

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Registration Statement on Form 10-SB under the Securities and Exchange Act of 1934 of Brooke Corporation, Inc. of our audit report dated March 2, 2001 (except for Note 14, as to which the date is November 14, 2001) insofar as such report relate to the financial statements and schedules of Brooke Corporation for the years ended December 31, 2000 and 1999.

/s/      Summers, Spencer & Cavanaugh, CPAs, Chartered

Summers, Spencer & Cavanaugh, CPAs, Chartered
Topeka, KS
December 26, 2001